Exhibit 24


                                POWER OF ATTORNEY

     KNOW ALL BY THESE PRESENTS, that each of the undersigned officers and directors of PRG-Schultz International, Inc. hereby constitutes and appoints John M. Cook, Clinton McKellar, Jr. and Donald E. Ellis, Jr., his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and on his or her behalf and in his or her name, place and stead, in any and all capacities, to sign, execute and file any and all documents relating to this Registration Statement, including any and all amendments, exhibits and supplements thereto and including any Registration Statement filed pursuant to Rule 462(b) of the Securities Act of 1933, with any regulatory authority, granting unto said attorney full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he himself or she herself might or could do if personally present, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done.


/s/ Howard Schultz                                          April 3, 2002
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Howard Schultz

/s/ Andrew H. Schultz                                       April 3, 2002
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Andrew H. Schultz

/s/ Nate Levine                                             April 2, 2002
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Nate Levine

/s/ Arthur N. Budge, Jr.                                    April 2, 2002
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Arthur N. Budge, Jr.



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